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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-52375 of Navistar International Corporation on Form S-3 of our report dated December 15, 1997, appearing and incorporated by reference in the Prospectus, which is part of this Registration Statement, and of our report dated December 15, 1997 relating to the financial statement schedule incorporated by reference elsewhere in this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche LLP

Chicago, Illinois
May 29, 1998